UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2014

Commission File Number: 000-53462

TIERRA GRANDE RESOURCES INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

Cnr Stirling Hwy & Fairlight St.
Mosman Park, Western Australia 6012, Australia
(Address of principal executive offices)

+61 8 9384 6835
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensators Arrangements of Certain Officers

On April 8, 2014, we appointed Andrew Gasmier as President and Chief Executive Officer of our company in place of Mark Kalajzich, who resigned as a director and officer of our company for personal reasons. There were no disagreements between our company and Mr. Kalajzich relating to our operations, policies or practices. Mr. Gasmier has been a director of our company since February 2013 and a description of his business experience is provided below.

Mr. Gasmier is a West Australian School of Mines educated Mining Engineer with over 16 years’ experience in both underground and open pit operations. He has extensive experience in the assessment, evaluation and feasibility of mineral projects in Africa, Australia, Laos and Russia. Mr. Gasmier has held General Management roles in operations in Queensland and Western Australia, and in the past five years Mr. Gasmier has held senior positions for Metals X, Monarch Gold, AngloGold Ashanti and Mining Plus. Mr. Gasmier is a current member of AusIMM, holds First Class Mine Managers Certificate of Competency and holds a West Australian Underground Supervisor’s Certificate of Competency.

There are no related party transactions between our company and Mr. Gasmier, nor are there any family relationships between our directors or officers and Mr. Gasmier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2014	TIERRA GRANDE RESOURCES INC.

By: /s/ Simon Eley
Simon Eley
Chairman